EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE REPORTS SECOND QUARTER 2023 RESULTS
Company to Host Investor Webcast and Conference Call Today at 1:00 PM ET

New York, August 3, 2023 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, announced today its financial and operating results for the quarter ended June 30, 2023.

Second Quarter 2023 and Subsequent Events Highlights

•Announced merger agreement with The Necessity Retail REIT, Inc. (NASDAQ:RTL), which is expected to close in September, 2023 and is expected to:
◦Create the third largest publicly traded net lease REIT with a global presence
◦Be 9% accretive to annualized AFFO per share in the first quarter after closing, compared to the first quarter of 2023
◦Create $75 million of annual cost savings anticipated within twelve months of closing
•Revenue was $95.8 million compared to $95.2 million in second quarter 2022
•Net loss attributable to common stockholders was $31.4 million, or $0.30 per diluted share, compared to $5.8 million, or $0.06 per diluted share in second quarter 2022
•Net operating income ("NOI") was $86.8 million compared to $87.4 million in second quarter 2022
•Core Funds from Operations (“Core FFO”) was $27.7 million, or $0.27 per diluted share, due in part to proxy related expenses of $22.0 million and $6.3 million of merger and transaction costs, compared to $50.0 million or $0.48 per diluted share in second quarter 2022
•Adjusted Funds from Operations (“AFFO”) was $41.4 million compared to $45.0 million in the second quarter 2022
•AFFO per diluted share was $0.40 compared to $0.43 in second quarter 2022 and $0.38 in the first quarter of 2023
•Distributed $41.7 million, or $0.40 per diluted share, in dividends to common shareholders
•Leased over 900,000 square feet through 11 leases and one tenant expansion project, resulting in nearly $20.2 million of net new straight-line rent over a weighted-average lease term of 6.0 years
•Portfolio 97.7% leased with 7.6 years of weighted average remaining lease term1
•Contractual annual rent increases in 94.7%2 of leases with an average increase of 1.2% per year, including but not limited to 60.1% that are fixed-rate increases and 27.5% that are based on Consumer Price Index
•Approximately 60.0% of annualized straight-line rent comes from Investment Grade or implied Investment Grade tenants3

“We made great progress on our key strategic objectives during the quarter as we executed substantial lease renewals and extensions and focused on our industrial and distribution assets, which comprise 55.0% of our portfolio,” said James Nelson, CEO of GNL. “We leased over 900,000 square feet and continued to selectively dispose of non-core assets, such as the vacant office in San Jose, CA that we recently agreed to sell for nearly the same price we originally paid for it when it had a long-term lease in place, while preparing to integrate RTL. We believe that this transformative merger, along with the internalization of GNL’s management and numerous governance enhancements, will be accretive to AFFO per share and establish a sector-leading REIT with a world-class portfolio. We look forward to building off our strong foundation to accelerate long-term growth and unlock significant value for GNL shareholders.”

	Three Months Ended June 30,
(In thousands, except per share data)	2023	2022
Revenue from tenants	$95,844	$95,177

Net loss attributable to common stockholders	$(31,357)	$(5,847)
Net loss per diluted common share	$(0.30)	$(0.06)

NAREIT defined FFO attributable to common stockholders	$5,940	$49,481
NAREIT defined FFO per diluted common share	$0.06	$0.48

Core FFO attributable to common stockholders	$27,707	$49,956
Core FFO per diluted common share	$0.27	$0.48

AFFO attributable to common stockholders	$41,410	$45,019
AFFO per diluted common share	$0.40	$0.43

Property Portfolio

As of June 30, 2023, the Company’s portfolio of 317 net lease properties is located in eleven countries and territories, and is comprised of 39.6 million rentable square feet leased to 139 tenants across 52 industries. The real estate portfolio metrics include:

•97.7% leased with a remaining weighted-average lease term of 7.6 years
•94.7% of the portfolio contains contractual rent increases based on annualized straight-line rent
•60.0% of portfolio annualized straight-line rent derived from investment grade and implied investment grade rated tenants
•60.4% U.S. and Canada, 39.6% Europe (based on annualized straight-line rent)
•55.0% Industrial / Distribution, 40.0% Office and 5.0% Retail (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources4

As of June 30, 2023, the Company had liquidity of $374.1 million, including $100.9 million of cash and cash equivalents and $273.2 million of availability under the Company's revolving credit facility.

The Company’s net debt to enterprise value was 65.2% with an enterprise value of $3.7 billion based on the quarter end closing share price of $10.28 for common stock, $21.08 for the Series A preferred stock and $19.03 for the Series B preferred stock, and net debt of $2.4 billion5, including $1.0 billion of mortgage debt.

As of June 30, 2023, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 72.0% compared to 76.0% as of June 30, 2022. The Company’s total combined debt had a weighted average interest rate of 4.8% resulting in an interest coverage ratio of 2.9 times6. Weighted-average debt maturity was 3.7 years as of June 30, 2023 as compared to 4.3 years as of June 30, 2022.

Footnotes/Definitions

1 Weighted-average remaining lease term in years is based on square feet as of June 30, 2023.
2 All such increases are calculated based on straight-line rent and subject to certain caps
3 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of June 30, 2023. Comprised of 33.3% leased to tenants with an actual investment grade rating and 26.7% leased to tenants with an Implied Investment Grade rating based on annualized cash rent as of June 30, 2023.
4 During the three months ended June 30, 2023, the Company did not sell any shares of Common Stock or Series B Preferred Stock through its Common Stock or Series B Preferred Stock "at-the-market" programs.
5 Comprised of the principal amount of GNL's outstanding debt totaling $2.5 billion less cash and cash equivalents totaling $100.9 million, as of June 30, 2023.
6 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

Conference Call
GNL will host a conference call on August 3, 2023 at 1:00 p.m. ET to discuss its financial and operating results.
Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-866-652-5200
International Dial-In: 1-412-317-6060

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 10176723
*Available from 5:00 p.m. ET on August 3, 2023 through November 3, 2023.

Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Forward-Looking Statements
The statements in this communication that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in the Company, including the adjustments giving effect to RTL merging with and into Osmosis Sub I, LLC, with Osmosis Sub I continuing as the surviving entity and wholly-owned subsidiary of GNL (the “REIT Merger”) and GNL and RTL becoming internally managed (the “Internalization Merger”) as described in this communication, as well as the potential success that the Company may have in executing the REIT Merger and Internalization Merger, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause the Company’s actual results, or the Company’s actual results after making adjustments to give effect to the REIT Merger and the Internalization Merger, to differ materially from those contemplated by such forward-looking statements, including but not limited to: (i) the Company’s ability to complete the proposed REIT Merger and Internalization Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Internalization Merger Agreement and REIT Merger Agreement, each dated as of May 23, 2023 relating to the proposed transactions, (iii) ability of the Company to obtain lender consent to amend its Second Amended and Restated Credit Facility or any other loan agreement of the Company, if at all, or on terms favorable to the Company, (iv) risks related to the potential repeal of the Company’s Shareholder’s Rights Plan; (v) risks related to the decrease in the beneficial ownership requirements of the Company’s applicable classes and series of stock; (vi) risks related to diverting the attention of the Company’s management from ongoing business operations, (vii) failure to realize the expected benefits of the proposed transactions, (viii) significant transaction costs or unknown or inestimable liabilities, (ix) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay, (x) the risk that RTL’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (xi) risks related to future opportunities and plans for the

Company post-closing, including the uncertainty of expected future financial performance and results of the Company post-closing following completion of the proposed transactions, (xii) the effect of the announcement of the proposed transaction on the ability of the Company and RTL to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships, (xiii) the effect of any downgrade of the Company’s or RTL’s corporate rating or to any of their respective debt or equity securities including the outstanding notes under the RTL Indenture; (xiv) risks related to the market value of the GNL Common Stock to be issued in the proposed transactions; (xv) other risks related to the completion of the proposed transactions, (xvi) the risk that one or more parties to the Internalization Merger Agreement and REIT Merger Agreement may not fulfil its obligations under the respective agreement, as well as the additional risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Additional Information About the REIT Merger and Internalization Merger and Where to Find It
In connection with the proposed transactions, on July 6, 2023, GNL filed with the SEC a registration statement on Form S-4 (as amended on July 17, 2023), which includes a document that serves as a prospectus of GNL and a joint proxy statement of GNL and RTL (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transactions. The Form S-4 became effective on July 18, 2023. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. GNL and RTL commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about July 19, 2023. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by GNL with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by GNL with the SEC are available free of charge on GNL’s website at www.globalnetlease.com or by contacting GNL’s Investor Relations at investorrelations@globalnetlease.com.

Participants in the Proxy Solicitation
GNL and its respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about directors and executive officers of GNL is available in the proxy statement for its 2023 Annual Meeting,as incorporated by reference in the joint proxy statement/prospectus. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. Investors may obtain free copies of these documents from GNL as indicated above.
Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (212) 415-6510

Global Net Lease, Inc.
Consolidated Balance Sheets
(In thousands)

	June 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$505,202	$494,101
Buildings, fixtures and improvements	3,347,831	3,276,656
Construction in progress	37,262	26,717
Acquired intangible lease assets	727,678	689,275
Total real estate investments, at cost	4,617,973	4,486,749
Less accumulated depreciation and amortization	(963,745)	(891,479)
Total real estate investments, net	3,654,228	3,595,270
Cash and cash equivalents	100,918	103,335
Restricted cash	4,268	1,110
Derivative assets, at fair value	27,649	37,279
Unbilled straight-line rent	77,444	73,037
Operating lease right-of-use asset	51,240	49,166
Prepaid expenses and other assets	50,453	64,348
Due from related parties	436	464
Deferred tax assets	2,584	3,647
Goodwill and other intangible assets, net	21,556	21,362
Deferred financing costs, net	11,100	12,808
Total Assets	$4,001,876	$3,961,826

LIABILITIES AND EQUITY
Mortgage notes payable, net	$995,184	$1,233,081
Revolving credit facility	1,038,502	669,968
Senior notes, net	493,810	493,122
Acquired intangible lease liabilities, net	23,091	24,550
Derivative liabilities, at fair value	1,798	328
Due to related parties	350	1,183
Accounts payable and accrued expenses	31,265	22,889
Operating lease liability	22,329	21,877
Prepaid rent	28,844	28,456
Deferred tax liability	6,395	7,264
Dividends payable	5,139	5,189
Total Liabilities	2,646,707	2,507,907
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
Common stock	2,374	2,371
Additional paid-in capital	2,690,375	2,683,169
Accumulated other comprehensive income	11,593	1,147
	(1,368,678)	(1,247,781)
Total Stockholders' Equity	1,335,779	1,439,021
Non-controlling interest	19,390	14,898
Total Equity	1,355,169	1,453,919
Total Liabilities and Equity	$4,001,876	$3,961,826

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2023	2022
Revenue from tenants	$95,844	$95,177

Expenses:
Property operating	9,033	7,798
Operating fees to related parties	10,110	10,081
Impairment charges	—	16,031
Merger, transaction and other costs	6,279	133
Settlement costs	15,084	—
General and administrative	10,683	3,675
Equity-based compensation	2,870	3,358
Depreciation and amortization	37,297	39,359
Total expenses	91,356	80,435
Operating income before loss on dispositions of real estate investments	4,488	14,742
Gain on dispositions of real estate investments	—	62
Operating income	4,488	14,804
Other income (expense):
Interest expense	(27,710)	(23,449)
Loss on extinguishment of debt	(404)	(342)
(Loss) gain on derivative instruments	(774)	7,798
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	2,439
Other income	1,650	549
Total other expense, net	(27,238)	(13,005)
Net (loss) income before income taxes	(22,750)	1,799
Income tax expense	(3,508)	(2,515)
Net loss	(26,258)	(716)
Preferred stock dividends	(5,099)	(5,131)
Net loss attributable to common stockholders	$(31,357)	$(5,847)

Basic and Diluted Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.30)	$(0.06)

Weighted average shares outstanding — Basic and Diluted	104,149	103,649

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,
	2023	2022
Adjusted EBITDA
Net loss	$(26,258)	$(716)
Depreciation and amortization	37,297	39,359
Interest expense	27,710	23,449
Income tax expense	3,508	2,515
Impairment charges	—	16,031
Equity-based compensation	2,870	3,358
Merger, transaction and other costs	6,279	133
Settlement costs	15,084	—
Gain on dispositions of real estate investments	—	(62)
Loss (gain) on derivative instruments	774	(7,798)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	(2,439)
Loss on extinguishment of debt	404	342
Other income	(1,650)	(549)
Expenses attributable to 2023 proxy contest and related litigation [1]	7,371	—
Adjusted EBITDA	73,389	73,623

Net operating income (NOI)
Operating fees to related parties	10,110	10,081
General and administrative	10,683	3,675
Expenses attributable to 2023 proxy contest and related litigation [1]	(7,371)	—
NOI	86,811	87,379
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	1,297	273
Straight-line rent	(1,786)	(2,342)
Cash NOI	$86,322	$85,310

Cash Paid for Interest:
Interest Expense	$27,710	$23,449
Non-cash portion of interest expense	(2,083)	(2,336)
Amortization of mortgage discounts	(237)	(238)
Total cash paid for interest	$25,390	$20,875
Footnote:

[1] Amount relates to general and administrative expenses incurred for the Company’s 2023 proxy contest and related litigation involving Blackwells Capital LLC, an affiliate of Blackwells Onshore, and certain others involved with the proxy solicitation (collectively, the “Blackwells/Related Parties”). The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the first quarter of 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. The second quarter of 2022 did not have any of these expenses.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,		Three Months Ended December 31,
	2023	2022	2022
Net loss attributable to stockholders (in accordance with GAAP)	$(31,357)	$(5,847)	$(17,738)
Impairment charges	—	16,031	4,504
Depreciation and amortization	37,297	39,359	36,987
Gain on dispositions of real estate investments	—	(62)	(120)
FFO (defined by NAREIT)	5,940	49,481	23,633
Merger, transaction and other costs [1]	6,279	133	—
Settlement costs [2]	15,084	—	—
Loss on extinguishment of debt	404	342	1,657
Core FFO attributable to common stockholders	27,707	49,956	25,290
Non-cash equity-based compensation	2,870	3,358	2,855
Non-cash portion of interest expense	2,083	2,336	2,240
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,297	273	349
Straight-line rent	(1,786)	(2,342)	(2,099)
Straight-line rent (rent deferral agreements) [3]	—	(39)	—
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	(2,440)	—
Eliminate unrealized losses (gains) on foreign currency transactions [4]	1,631	(6,321)	11,897
Amortization of mortgage discounts	237	238	225
Expenses attributable to 2023 proxy contest and related litigation [5]	7,371	—	1,436
Adjusted funds from operations (AFFO) attributable to common stockholders	$41,410	$45,019	$42,193
Footnotes:
[1] For the three months ended June 30, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the proposed merger.
[2] In the three months ended June 30, 2023, we recognized these settlement costs which include one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation as well as expense for Common Stock issued/to be issued to the Blackwells/Related Parties, as required under the cooperation agreement with the Blackwells/Related Parties.
[3] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. As of March 31, 2023, the Company has collected all previously deferred rents.
[4] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2023, the loss on derivative instruments was $0.8 million, which consisted of unrealized losses of $1.6 million and realized gains of $0.8 million. For the three months ended June 30, 2022, the gain on derivative instruments was $7.8 million, which consisted of unrealized gains of $6.3 million and realized gains of $1.5 million. For the three months ended December 31, 2022, the loss on derivative instruments was $6.9 million, which consisted of unrealized losses of $11.9 million and realized gains of $5.0 million.
[5] Amounts relate to general and administrative expenses incurred for the Company’s 2023 proxy contest and related Blackwells/Related Parties litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

Second Quarter 2022 Revenue from tenants	$95,844
Foreign currency translation impact (using foreign currency exchange rates from Q2 2022)	168
Revenue from tenants (quarter-over-quarter constant currency adjusted)	$96,012

Caution on Use of Non-GAAP Measures

Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Constant Currency should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable.
Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from prior comparable period to Revenues from tenants from the applicable period. We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds from Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, settlement costs related to our Blackwells/Related Parties litigation, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds from Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include, for example, early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.

In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Constant Currency

We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from prior comparable period to Revenues from tenants from the applicable period. We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.